Exhibit (h)(27)(v)

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment To Participation Agreement (“Amendment”) is made and entered into this day of _November 30_____, 2023 by and among Ivy Variable Insurance Portfolios (“Ivy VIP”), Delaware Distributors, L.P. (“DDLP”), Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) (“GWLA”), Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York) (“GWLANY”, and together with GWLA, “Company”), and Empower Financial Services, Inc. (formerly GWFS Equities, Inc.) (“GWFS”).

RECITALS

WHEREAS, Ivy VIP, DDLP, GWFS, and Company are parties to a Participation Agreement, dated April 14, 2015, as amended (the “Participation Agreement”), whereby the Variable Accounts identified on Exhibit A of the Participation Agreement invest in shares of certain of the portfolios of Ivy VIP;

WHEREAS, Protective Life Insurance Company (“PLICO”), Protective Life and Annuity Insurance Company (“PLAIC”, and together with PLICO, “Protective”) and Company are parties to Administrative Services Agreements, which include a Power of Attorney whereby Company appoints and names Protective, “acting through its authorized officers and employees, as [Company]’s lawful attorney-in-fact, from and after the Effective Time for so long as the Administrator is authorized to perform the Services and solely to the extent necessary to provide the Services, (a) to do any and all lawful and appropriate acts that the Company might have done with respect to the Administered Business, and (b) to proceed by all lawful means (i) to perform any and all of the Company’s obligations with respect to the Administered Business […]”;

WHEREAS, the parties intend for this Amendment to effectuate and confirm that Company provides authorization to Protective to enter into, amend, and negotiate any and all provisions of the Participation Agreement in connection with the Variable Accounts re-insured and administered by Protective (the “Administered Business”);

WHEREAS, Company intends for Protective to perform on Company’s behalf any and all services that Company is responsible for under the Participation Agreement in Protective’s role as Administrator and Company has determined that Protective is capable of performing such services;

WHEREAS, effective October 5, 2020 (the “Effective Time”), Investment Distributors, Inc. (“IDI”) became broker-dealer and the principal underwriter of variable annuity contracts and/or variable life insurance contracts issued through the Variable Accounts of Company to which Protective serves as administrator;

WHEREAS, Ivy VIP, DDLP, Company and GWFS wish to amend the Participation Agreement to reflect that IDI has assumed the role of GWFS as the successor principal underwriter and shall be obligated to provide the services required to be performed by GWFS under the Participation Agreement, if any, and shall be entitled to collect any and all sums due and payable to GWFS under the Participation Agreement, if any; and

WHEREAS, the parties further desire to amend the Participation Agreement for the additional purposes described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to the following amendments to the Participation Agreement:

1.
Company provides authorization, pursuant to the Administrative Services Agreements between Protective and Company and the Power of Attorney thereunder, to Protective to negotiate, amend, and execute the Participation Agreement as lawful administrator and signatory for the Company and Protective, Ivy VIP, and DDLP consent to such authorization.

2.
Pursuant to Section 2(h) of the Participation Agreement, Company hereby appoints Protective to perform any and all services on behalf of Company that Company is responsible for under the Participation Agreement and Protective consents to such appointment. Upon this appointment, Protective shall be entitled to collect directly from Ivy VIP and/or DDLP any and all sums due or payable to Company under the Participation Agreement.  For the avoidance of doubt, Ivy VIP and DDLP shall have no obligation to pay directly to Company any sums due or payable to Company under the Participation Agreement which have been collected by Protective. Company’s appointment of Protective pursuant to Section 2(h) of the Participation Agreement shall remain in effect until such time as Company provides Ivy VIP and DDLP notice in writing of the termination of such appointment.

3.
The Participation Agreement shall be amended so that all references to GWFS are replaced with IDI and GWFS is removed as a party to the Participation Agreement.

4.
Section 13(a) of the Participation Agreement shall be deleted in its entirety and replaced with the following:

(a)
DELIVERY.  All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by electronic mail, fax, or by a nationally-recognized overnight courier, postage prepaid.  All such notices shall be deemed to have been duly given when so delivered personally or sent by electronic mail or fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier.  All such notices shall be delivered to:

Empower Annuity Insurance Company of America
Empower Life & Annuity Insurance Company of New York
8515 East Orchard Road
Greenwood, Colorado 80111
Attn: Chief Compliance Officer

Investment Distributors, Inc.
2801 Highway 280 South
Birmingham, AL  35223
Attn: Chief Compliance Officer
Email: fundchanges@protective.com

Delaware Distributors, L.P.
100 Independence
610 Market Street
Philadelphia, PA  19106
Attn:  Intermediary Contracts Manager
IntermediaryContracts@Macquarie.com

Ivy Variable Insurance Portfolios
100 Independence
610 Market Street
Philadelphia, PA  19106
Attn:  Counsel – Variable Products
IntermediaryContracts@Macquarie.com
and with a copy of all notices sent to Company with respect to the Administered Business be sent to Protective at the address below.

Protective Life Corporation
2801 Highway 280 South
Birmingham, AL  35223
Attn: Counsel – Variable Products
Email: fundchanges@protective.com

All such notices shall be delivered to their respective addresses as listed above, or such other address as each party may have furnished in writing to the other parties in accordance herewith.

5.
This Amendment shall be effective as of the Effective Time.

6.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all parties just as would the exchange of originally signed copies.

7.
All other terms and provisions of the Participation Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

IVY VARIABLE INSURANCE PORTFOLIOS
By: __/s/ Daniel Geatens___________
Print Name: __Daniel Geatens______
Title: _CFO & Treasurer___________

DELAWARE DISTRIBUTORS, L.P.
By: __/s/ Christopher Calhoun____
Print Name: Christopher Calhoun ___
Title: __Division Director_________

PROTECTIVE LIFE INSURANCE COMPANY, as administrator and on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: ___/s/ Steve Cramer__________
Print Name: __ Steve Cramer _____
Title: Chief Product Officer – Retirement Division

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, as administrator and on behalf of EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: _____/s/ Steve Cramer _______
Print Name: __ Steve Cramer _____
Title: Chief Product Officer – Retirement Division

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: ___/s/ Ryan Logsdon________
Print Name: __ Ryan Logsdon ____
Title: Deputy General Counsel & Corporate Secretary

EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: ___/s/ Ryan Logsdon _________
Print Name: __ Ryan Logsdon ____
Title: Deputy General Counsel & Corporate Secretary

EMPOWER FINANCIAL SERVICES, INC.
By: ___/s/ Regina Mattie________
Print Name: __Regina Mattie_____
Title: __Vice President______________________